SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

[ X ] Filed by the registrant

[   ] Filed by a party other than the registrant


Check the appropriate box:

[   ] Preliminary Proxy Statement

[   ] Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))

[ X ] Definitive Proxy Statement

[   ] Definitive Additional Materials

[   ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                               V Band Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

[GRAPHIC-V Band Logo]

                                                              V Band Corporation
                                                                 565 Taxter Road
                                                              Elmsford, NY 10523



             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS--MAY 14, 1997

To the Shareholders of V Band Corporation:

         The Annual Meeting of Shareholders of V Band Corporation (the "Company"), a New York corporation, will be held at the principal office of the Company, 565 Taxter Road, Elmsford, New York 10523, on May 14, 1997, at 10:00 a.m., for the following purposes:

     (1) To elect a Board of Directors to hold office for a term expiring upon the 1998 Annual Meeting of Shareholders or until their successors shall have been duly elected and qualified.

     (2) To approve the retention of Deloitte & Touche LLP as independent auditors for the 1997 fiscal year.

     (3) To approve the adoption of the Company's Amended and Restated Stock Compensation Plan for Non-Employee Directors (1997).

     (4) To transact such other business as may legally come before the meeting or any adjournment or adjournments thereof, although management of the Company was not aware on April 14, 1997 of any other business to be considered.

         Reference is made to the accompanying Proxy Statement for more complete information concerning the foregoing matters.

         Only shareholders of record at the close of business on March 31, 1997 are entitled to vote at the Annual Meeting.

         We look forward to seeing as many shareholders as possible at the meeting. Whether or not you expect to be present, please mark, sign and date the enclosed form of proxy and return it in the envelope provided. No postage need be added if you deposit the envelope in a mail depository in the United States.


                                            By Order of the Board of Directors




                                            THOMAS E. FEIL
                                            Chairman and Chief Executive Officer


Elmsford, New York
April 14, 1997

SHAREHOLDERS CAN HELP THE COMPANY AVOID UNNECESSARY EXPENSE AND DELAY BY PROMPTLY COMPLETING AND RETURNING THE ENCLOSED PROXY CARD. THE BUSINESS OF THE MEETING IS IMPORTANT TO THE COMPANY AND CANNOT BE TRANSACTED UNLESS A MAJORITY OF THE OUTSTANDING SHARES ARE REPRESENTED.

                             [GRAPHIC-V Band Logo]


                                 PROXY STATEMENT

                                     GENERAL

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of V Band Corporation (the "Company"), 565 Taxter Road, Elmsford, New York 10523, of proxies for use at the Annual Meeting of Shareholders to be held on May 14, 1997 and any adjournments thereof. A proxy may be revoked by a shareholder at any time prior to its use by filing with the Company a duly executed proxy bearing a later date or by giving written notice of such revocation to the Secretary of the Company prior to the meeting. A proxy is also subject to revocation if the person executing the proxy is present at the meeting and chooses to vote in person.

         The expenses of proxy solicitation will be paid by the Company. The principal solicitation of proxies is being made by mail; however, officers and other employees of the Company may solicit proxies by telephone, telegraph or personal interview, without additional compensation therefor. Forms of proxies and proxy material will also be distributed through brokers, custodians and other like persons to the beneficial owners of Common Stock of the Company, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred in connection therewith.

         The Annual Report of the Company to Shareholders for the fiscal year ended October 31, 1996, including financial statements, accompanies this Proxy Statement. The proxy and this Proxy Statement, together with the Annual Report to Shareholders, are being mailed to shareholders on or about April 14, 1997.


                 DESCRIPTION OF CAPITAL STOCK AND VOTING RIGHTS

         The record date for the determination of shareholders entitled to vote at the meeting is the close of business on March 31, 1997. On that date, the Company had 5,328,303 shares of Common Stock, par value $.01 per share (the "Common Stock"), issued and outstanding. Each holder of Common Stock is entitled to one vote per share on all matters to come before the meeting.

         All of the shares of Common Stock of the Company represented by valid proxies, unless otherwise specified therein or unless revoked, will be voted FOR the election of the persons nominated as directors, FOR the approval of the adoption of the Amended and Restated Stock Compensation Plan for Non-Employee Directors (1997), FOR the approval of the retention of Deloitte & Touche LLP as the Company's independent public auditors for the 1997 fiscal year, and at the discretion of the proxy holders on any other matters that may properly come before the Annual Meeting, although as of the date of this Proxy Statement, the Company was not aware of any other business to be considered. Where a shareholder has appropriately specified how a proxy is to be voted, it will be voted accordingly. However, if a broker or shareholder nominee limits on the proxy card the number of shares voted on a proposal or indicates that the shares represented by a proxy card are not voted on a proposal, such "non-votes" will not be voted on the proposal and will not be counted in determining the number of affirmative votes required for approval.

           PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock by (i) each person who owns beneficially more than 5% of the Company's Common Stock, (ii) each director of the Company, (iii) each executive officer named in the Summary Compensation Table below, and (iv) all directors and executive officers of the Company as a group, as of March 31, 1997.

                                                                     Number of Shares                   Percentage
Name and Address                                                     Beneficially Owned                  of Class
----------------                                                     ------------------                  --------
Thomas E. Feil                                                            1,461,472  (1)(2)                  26.3%
565 Taxter Road, Elmsford, NY  10523


Thomas Hughes                                                                69,900  (1)                     1.3%
565 Taxter Road, Elmsford, NY  10523


Mark R. Hahn                                                                 52,549  (1)                     1.0%
565 Taxter Road, Elmsford, NY 10523

Luke P. La Valle, Jr.                                                        20,000  (1)                       *
50 Broad Street, Suite 1609, New York, NY  10004


Thomas H. Lenagh                                                             13,000  (1)                       *
6 Greenwich Office Park, Greenwich, CT 06831


Brian S. North                                                              103,000  (1)(3)                  1.9%
1800 One Liberty Place, Philadelphia, PA  19103


Joseph M. O'Donnell                                                          20,000  (1)                       *
7900 Glades Road, Suite 500, Boca Raton, FL 33434


A. Eugene Sapp, Jr.                                                           6,000  (1)                       *
2101 West Clinton Ave., Huntsville, AL  35807


J. Stephen Vanderwoude                                                        8,000  (1)                       *
2316 Young Road, Southern Pines, NC  28388


All directors and executive officers as a group (10 persons)              1,753,921  (1)                    31.6%
---------------------
* less than 1%

(1)  Includes shares that may be acquired upon exercise of options,  which are currently  exercisable or are  exercisable  within 60 days, as follows: Mr. Feil, 25,000 shares; Mr. Hughes, 68,900 shares; Mr. Hahn, 42,667 shares; Mr. La Valle, 10,000 shares; Mr.
     Lenagh,  8,000 shares; Mr. North, 23,000 shares; Mr. O'Donnell,  20,000 shares; Mr. Sapp, 6,000 shares; Mr. Vanderwoude,  6,000 shares; and all directors and executive officers as a group, 209,567 shares.

(2)  Excludes 80,000 shares held in an irrevocable trust for Mr. Feil's daughter,  over which Mr. Feil holds no voting or investment power.

(3)  Includes 80,000 shares held in an irrevocable trust for which Mr. North is a trustee. Mr. North has no economic interest in the trust. However, he holds investment and voting authority over such shares.

                                                  DIRECTORS AND EXECUTIVE OFFICERS


     Name                                            Age                      Office Held
     ----                                            ---                      -----------
Thomas E. Feil (1)                                   55            Chairman, Chief Executive Officer, Director
Thomas Hughes                                        37            Chief Operating Officer
Mark R. Hahn                                         39            Vice President - Chief Financial Officer, Treasurer and Secretary
Gerald C. Walsh                                      51            Senior Vice President - Sales and Operations
Luke P. La Valle, Jr. (2)(3)                         55            Director
Thomas H. Lenagh (2)                                 72            Director
Brian S. North (1)                                   45            Director
Joseph M. O'Donnell (3)                              51            Director
A. Eugene Sapp, Jr. (1)                              60            Director
J. Stephen Vanderwoude (2)(3)                        53            Director


(1)  Member of Stock Option Committee.
(2)  Member of Audit Committee.
(3)  Member of Executive Compensation Committee.

         Thomas E. Feil has served as Chairman of the Company from April 1985 to present, as a Director since its inception and as Chief Executive Officer from April 1985 to August 1988 and from August 1993 to present. From the Company's inception until April 1985, Mr. Feil was President of the Company.

         Thomas Hughes was appointed Chief Operating Officer of the Company in August 1995. Previously, he served the Company as Vice President of Marketing and Product Planning from 1993 to 1995. Mr. Hughes began his career with the Company in 1988 as a Staff Engineer and held various engineering management positions of increasing responsibility until his appointment as Vice President. Prior to joining the Company, he worked as a researcher at CBS Laboratories' Technology Center and a Systems Engineer at United Technologies.

         Mark R. Hahn was appointed Vice President and Chief Financial Officer of the Company in August 1995. He was elected Secretary of the Company in December, 1995 and elected Treasurer of the Company in May 1996. Previously, he served as Controller of the Company since November 1994. Prior to joining the Company, he was a consultant to American Airlines in Fort Worth, TX. From 1991 to 1994, he served as Vice President of Finance and Controller for Business Express Corporation in Westport, CT. He joined Business Express in 1990 as Controller. From 1987 to 1990, he held the positions of Corporate Controller and Director of Corporate Planning and Accounting with Waldenbooks in Stamford, CT. He began his career as a certified public accountant with Price Waterhouse.

         Gerald C. Walsh was appointed Senior Vice President, Sales and Operations of the Company in May 1996. Prior to joining the Company, he was Eastern Regional Manager, National Accounts at Executone Information Systems, Inc. From 1993 to 1995, Mr. Walsh served as Chief Operating Officer for Glasgal Communications, Inc., in Northvale, New Jersey. From 1987 to 1992, he was Senior Vice President and General Manager for Contel IPC.

         Luke P. La Valle, Jr. has served as a Director of the Company since June 1992. Since 1980, Mr. La Valle has been President and Chief Investment Officer of American Capital Management, Inc., a New York City based investment management firm for individuals, trusts, pension and profit sharing accounts. Prior to forming American Capital Management, Inc., Mr. La Valle worked for United States Trust Company of New York for 13 years specializing in small company investing in the Pension and Institutional Investment Division.

         Thomas H. Lenagh has served as a Director of the Company since June 1993. Mr. Lenagh has served as an independent financial consultant for the last six years. He was formerly Chairman and Chief Executive Officer of Greiner Engineering from 1984 to 1986. Prior to that he was Financial Vice President of Aspen Institute until 1984. Previously, he was Treasurer and Portfolio Manager of the Ford Foundation. Mr. Lenagh is a retired Captain of the United States Naval Reserve. Mr. Lenagh is also a Director of CML, Inc., Gintel Funds, Adams Express, Clemente Growth Fund, ICN Pharmaceuticals, Inc., Irvine Sensors Corporation and Franklin Quest.

         Brian S. North has served as a Director of the Company since September 1988. Mr. North has been an attorney with the law firm of White and Williams since 1995. From 1987 to 1994, he was a member of the law firm of Elliott, Reihner, Siedzikowski, North & Egan, P.C. and predecessor law firms. From 1980 to 1987, he was Senior Corporate Counsel of Sun Company, Inc.

         Joseph M. O'Donnell has served as a Director of the Company since June 1991. Since July 1994, Mr. O'Donnell has been the Chief Executive Officer and a Director of Computer Products, Inc., a publicly held multinational manufacturer in Boca Raton, Florida. From 1993 to 1994, he was Chief Executive Officer for Savin Corporation, after one year of being an independent business consultant. From 1990 to 1992 he served as President and Chief Executive Officer of GO/DAN Industries Inc., a Connecticut-based manufacturer of automobile parts sold primarily in the aftermarket. He is also a Director of Cincinnati Microwave, Inc., a publicly held company, and Boca Research.

         A. Eugene Sapp, Jr. has served as a Director of the Company since August 1994. Mr. Sapp, employed by SCI Systems since 1962, has been its President, Chief Operating Officer and Director since 1981. Mr. Sapp also serves as a Director of CMS, Inc. of Tampa, Florida.

         J. Stephen Vanderwoude has served as Director of the Company since May 1994. Mr. Vanderwoude is currently Chairman and Chief Executive Officer of Madison River Telephone Company LLC. He was President, Chief Executive Officer and Director for Video Lottery Technologies in Atlanta, Georgia from 1994 to 1995. Prior to that, he was the President and Chief Operating Officer of Sprint Corporation's Local Telecommunication Division until September 1993. Prior to the merger of Sprint and Centel corporations in March 1993, Mr. Vanderwoude was President and a Director of Centel Corporation from 1988 and held various executive and management positions with Centel since joining that company in 1971. Mr. Vanderwoude is also a Director of First Midwest, a bank holding company.

         The Board of Directors of the Company has an Executive Compensation Committee, a Stock Option Committee and an Audit Committee. The Executive Compensation Committee's principal functions are to recommend to the Board of Directors the compensation arrangements for the executive officers of the Company. The Stock Option Committee exercises the responsibilities of the Board in granting options under and administering the Company's 1982 Incentive Stock Option Plan and its 1984 Stock Option Plan. The Audit Committee's principal functions are to review with internal financial staff and the Company's independent auditors the Company's reporting process and internal controls and to recommend the selection, retention or termination of the independent auditors. During the 1996 fiscal year, the Audit Committee held 2 formal meetings with the independent auditors present and an additional 6 informal meetings preceding the regular board meetings, and the Executive Compensation Committee and the Stock Option Committee did not hold formal meetings separate from Board meetings. The Stock Option Committee acted by unanimous written consent on 2 occasions. The Board of Directors has no other standing committees.

         The Board of Directors of the Company held 6 meetings during the fiscal year ended October 31, 1996. Each incumbent director attended over 83 percent of the meetings of the Board and the committees on which he serves.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth information for each of the fiscal years ended October 31, 1996, 1995 and 1994 concerning the compensation of the Company's chief executive officer and each of its other executive officers whose salary and bonus for fiscal 1996 exceeded $100,000:

                                                                                             Long-Term
                                                                  Annual Compensation      Compensation 1
                                                                  -------------------      --------------
                                                                                             Securities
Name/                                                                     Other Annual      Underlying         All Other
Principal Position                     Year     Salary         Bonus      Compensation      Options (#)     Compensation 2
------------------                     ----     ------         -----      ------------      -----------     --------------
Thomas E. Feil,                       1996     $200,000     $      -        $     -              -          $   2,000
Chairman, Chief Executive             1995      199,000            -              -              -              1,528
Officer and Director                  1994      199,998            -              -              -                -

Thomas Hughes, 3                      1996      150,000            -              -            90,000           1,500
Chief Operating Officer               1995      103,616          3,276            -            16,000           1,036
                                      1994       88,858            -              -             6,000             889

Mark R. Hahn, 3                       1996      105,000            -              -            60,000           1,050
Vice President -                      1995       85,077            -              -            17,000             285
Chief Financial Officer               1994         -               -              -               -                -

--------------------------------

1.   Other than the Company's  401(k) Plan and its stock option and stock  purchase  plans,  the Company does not have any long-term incentive plans and does not grant restricted stock awards.

2.   Includes  amounts  contributed  by the Company  under the  Company's  401(k)  Plan  during the fiscal  year and any  additional discretionary annual contributions related to the prior fiscal year.

3.   Mr.  Hughes and Mr. Hahn entered into  agreements  with the Company in January 1996 whereby they were each  entitled to receive approximately one year's  compensation  should there be a change of control of the Company within one year from the date of the agreements.

Stock Options

The following tables summarize options grants during the fiscal year ended October 31, 1996 to each of the Executive Officers named in the Summary Compensation Table and the value of the options held by such persons at the end of such fiscal year. None of those Executive Officers exercised any stock options during the fiscal year ended October 31, 1996. The Company does not maintain any pension plans or any supplementary pension award plans.

Option Grants in Last Fiscal Year
                                                                                        Potential Realizable Value
                                                                                        at Assumed Annual Rates of
                                                                                         Stock Price Appreciation
                                               Individual Grants                             for Option Term
                            ----------------------------------------------------------------------------------------
                            Number of       Percentage of
                            Securities      Total Options
                            Underlying       Granted to        Exercise
                             Options        Employees in         Price       Expiration
Name                         Granted         Fiscal Year      (per share)       Date             5%           10%
----                         -------         -----------      -----------       ----             --           ---
Thomas Hughes                90,000              25%            $1.88           2006          $142,326      $326,853
Mark R. Hahn                 60,000              17%             1.88           2006            94,884       217,902

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-end Option Value

                                                         Number of Securities          Value of Unexercised In-the-
                                                    Underlying Unexercised Options           Money Options at
                                                               at FY-End                          FY-End
                                                    -------------------------------- ---------------------------------
                           Shares
                         Acquired on      Value
Name                      Exercise      Realized    Excercisable    Unexercisable    Excercisable    Unexercisable
----                      --------      --------    ------------    -------------    ------------    -------------
Thomas E. Feil               -          $   -          25,000            -             $  -             $   -
Thomas Hughes                -              -          26,900          88,667            2,917            20,833
Mark R. Hahn                 -              -          15,667          61,333            1,708            13,917

Compensation Of Directors

         Each outside director is entitled to receive an annual director's fee of $7,500 plus $500 for each board meeting attended (up to a limit of six meetings per year), plus deferred cash compensation payable upon termination of service as a director in an amount equal to $2,000 for each year of service as a director. Pursuant to the Company's Stock Compensation Plan for Non-Employee Directors, each outside director may elect to have all or a portion of his compensation paid by the Company by means of the issuance of the Company's Common Stock in lieu of cash. Additionally, each director is entitled to reimbursement for out-of-pocket travel expenses incurred to attend a board meeting and may receive reasonable compensation for chairing any committee of the board. Outside directors also receive, upon election or re-election as a director, a grant of stock options under the Company's 1984 Stock Option Plan covering 2,000 shares of the Company's Common Stock, at an exercise price equal to the fair market value on the date of grant.

                 REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE
                         AND THE STOCK OPTION COMMITTEE

Executive Compensation Policies

         Executive compensation is set by the Executive Compensation Committee, which approves cash compensation, and the Stock Option Committee, which determines stock option grants. The Company's executive compensation program is designed to provide compensation that is competitive with that offered by other companies against which the Company competes for executive resources. The objectives of the program are (1) to attract and retain superior talent and (2) to reward executives for successful strategic management and for increases in shareholder value.

         Cash compensation is targeted relative to companies of similar size and in similar businesses. In setting compensation levels, the Executive Compensation Committee reviews competitive data compiled by an independent compensation consulting firm. In addition to competitive factors, cash compensation is based on the Executive Compensation Committee's evaluation of each executive's performance as measured against individual, business group and company-wide goals. Target annual incentive bonuses are set at the beginning of the year and are conditioned on the achievement of a threshold level of operating profit. If the threshold is reached, the amount of each bonus relative to the target may vary based on individual performance.

         Long-term compensation consists of stock options. Options are granted in order to align more closely the interests of executives and shareholders by creating the opportunity for executives to develop a significant equity interest in the Company and because the potential value of the option is tied directly to increases in the fair market value of the Company's common stock during the term of the option. Mr. Feil, the Company's Chairman and largest stockholder, is a member of the Stock Option Committee and is not eligible to receive stock options.

1996 Compensation

         The Company's operating results, including operating results for prior periods, influenced decisions regarding executive compensation during fiscal year 1996. Increased levels of competition and a maturing market for the Company's principal products have exerted substantial pressure on the Company's operating results. Decisions regarding executive compensation during fiscal year 1996 were based upon individual and Company performance and the need to provide incentives to improve the Company's financial performance and increase shareholder value. These factors were equally applicable to CEO compensation during fiscal year 1996.

                      The Executive Compensation Committee:

                               Luke P. La Valle, Jr.
                               Joseph M. O'Donnell
                               J. Stephen Vanderwoude

                           The Stock Option Committee:

                               Thomas E. Feil
                               Brian S. North
                               A. Eugene Sapp, Jr.

Compensation Committee Interlocks and Insider Participation

Messrs. La Valle, O'Donnell and Vanderwoude comprise the Executive Compensation Committee. Messrs. Feil, North and Sapp comprise the Stock Option Committee. Messrs. La Valle, Lenagh and Vanderwoude comprise the Audit Committee. Mr. Feil is an officer and employee of the Company, but is not eligible to receive stock options while serving on the Stock Option Committee.

                                PERFORMANCE GRAPH

         The following graph sets forth total shareowner return (stock price plus dividends, assuming dividend reinvestment) on a $100 investment in each of the following: (i) the Company's Common Stock, (ii) U.S. NASDAQ Stock Market Index and (iii) the NASDAQ Telecommunications Index, for the five-year period commencing on November 1, 1991 and ended October 31, 1996.


                      COMPARISON OF FIVE YEAR TOTAL RETURN
                     AMONG V BAND CORPORATION, NASDAQ US, &
                         NASDAQ TELECOMMUNICATIONS INDEX


                    [GRAPHIC-GRAPH PLOTTED TO POINTS BELOW]


                                       V BAND CORP.
                                  STOCK PERFORMANCE DATA

COMPANY                                 1991     1992     1993     1994     1995     1996
-------                                 ----     ----     ----     ----     ----     ----
NASDAQ INDEX                            100      113      145      146      197      232
NASDAQ TELECOMMUNICATIONS INDEX         100      107      213      179      193      211
V BAND CORPORATION                      100      118      147      129       68       61


1.  ELECTION OF A BOARD OF DIRECTORS

         Seven directors are to be elected at the meeting for a term of office which will expire upon the 1998 Annual Meeting of Shareholders, or at such later date as each director's successor is elected and shall qualify. All current members of the Board are nominees for election. Information regarding the nominees is set forth under "Directors and Executive Officers" above. The term of office of all present directors will expire on May 14, 1997, or at such later date as each director's successor is elected and shall qualify.

         The Board of Directors will consider shareholders' recommendations for Board of Directors nominations for the 1998 Annual Meeting of Shareholders if made in writing. The proposed nominee's written consent and sufficient background information on the candidate must be included to enable the Board of Directors to make proper judgments as to his or her qualifications. Recommendations should be addressed to the Chief Executive Officer at the Company's headquarters and received no later than January 15, 1998.

         It is the intention of the persons named as proxies to vote the shares to which the proxy relates FOR the election of the persons nominated as directors unless instructed to the contrary. The affirmative vote of those shareholders of record holding a plurality of the issued and outstanding shares of Common Stock present in person or represented by proxy and voting at the meeting (excluding abstentions and broker non-votes, which are not deemed present and voting for this purpose) is required to elect the persons nominated.

         The Board recommends that shareholders vote FOR the nominees for director.

2. APPROVAL OF THE RETENTION OF INDEPENDENT AUDITORS

         The Board of Directors has approved the retention of Deloitte & Touche LLP as the Company's independent auditors for the 1997 fiscal year. Although shareholder ratification is not required, the Board of Directors has directed that such appointment be submitted to the shareholders of the Company for ratification at the Annual Meeting. In addition, the Board of Directors in its discretion may direct the appointment of a new independent accounting firm at any time during the year if the Board believes that such change is in the best interests of the Company and its shareholders. Deloitte & Touche LLP served as the Company's independent public auditors for the 1996 fiscal year.

         It is anticipated that representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so, and to respond to any appropriate inquiries from shareholders.

         The affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock present and voting at the meeting (excluding abstentions and broker non-votes, which are not deemed present and voting for this purpose) is necessary for the adoption of the proposal. If the shareholders do not ratify the appointment of Deloitte & Touche LLP, the Board of Directors may reconsider the appointment.

         The Board recommends that shareholders vote FOR approval of the retention of Deloitte & Touche LLP.

3. APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE STOCK COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS (1997)

         The Board of Directors has adopted, subject to shareholder approval, the Stock Compensation Plan for Non-Employee Directors (1997) (the "Directors' Plan"), an amendment and restatement of the Company's Stock Compensation Plan for Non-Employee Directors (the "1996 Plan"). The major change to the 1996 Plan is to increase the number of shares of Common Stock available for issuance under the 1996 Plan from 25,000 to 150,000.

Background

         On September 23, 1996, the Company adopted the 1996 Plan to provide an alternative form of compensation for the Company's Directors. The terms of the 1996 Plan permit the Company's directors to elect to receive the Company's Common Stock in lieu of cash for their fees for their services as directors. The number of shares of Common Stock which may be issued under the 1996 Plan is limited to 25,000.

Reasons for the Amendment

         The proposed amendment to the 1996 Plan will provide a means to more closely align the interests of the Company's directors with the interests of its shareholders.

Summary of Amended and Restated Plan

         The descriptions of the Directors' Plan set forth above and below are summaries, do not purport to be complete, and are qualified in their entirety by reference to the provisions of the Directors' Plan, a copy of which is attached hereto as Exhibit A.

                                    Purposes

         The purpose of the Directors' Plan is to attract and retain outstanding non-employee directors by enabling them to participate in the Company's growth by electing to receive all or a portion of director compensation in shares of the Company's Common Stock.

                                 Administration

         The Directors' Plan will be administered and interpreted by the Board of Directors.

                                  Participation

         Non-employee members of the Board of Directors are eligible to participate in the Directors' Plan.

                                Authorized Shares

         The aggregate number of shares of Common Stock reserved for issuance under the Directors' Plan is 150,000 shares, subject to adjustments as described below.

                                   Adjustments

         The Directors' Plan provides that the Board of Directors may make such equitable changes or adjustments as it deems necessary to the maximum number or class of shares available for issuance under the Directors' Plan, and the number and class of shares to be delivered thereunder, in the event that the Board of Directors determines that adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants in the event of any reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, spin off or similar corporate transaction.

                              Exercise of Election

         Prior to November 1, 1997, each non-employee director may elect to receive all or a portion of the fees payable to him or her for services as a director in shares of Common Stock rather than cash. Any such election for such compensation to be received with respect to services prior to November 1, 1997 may be made by providing the Company's secretary with notice of such election. Such shares shall be delivered to each director making such election on the approximate date the cash compensation would otherwise be payable to such director.

         For each fiscal year commencing on or after November 1, 1997, each non-employee director may elect to receive shares of Common Stock equal in value to up to 100% of the fees payable to him or her for services as a director during such fiscal year in lieu of payment of such percentage of fees in cash. Any such election shall be irrevocable and shall be made in writing no later than the last day of the preceding fiscal year. Such shares shall be delivered to each director making such election by the end of the fiscal year for which the election is made.

                                  Term of Plan

         The Directors' Plan will remain in effect until October 31, 2007, unless sooner terminated by the Board of Directors.

                                    Amendment

         The Board of Directors may alter, amend, suspend, or terminate the Directors' Plan at any time except that no amendment which requires shareholder approval under New York law, under the rules of any securities exchange on which the shares may be listed, or in order for the Directors' Plan to continue to comply with Rule 16b-3 shall be effective unless the same shall be approved by the requisite approval of the Company's shareholders.

New Plan Benefits

         All  non-employee   directors  of  the  Company  will  be  eligible  to
participate in the Directors' Plan. There are currently six non-employee directors of the Company. It is not possible to predict the number of shares of Common Stock that will be issued under the Plan.

Action by Shareholders

         The affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock present and voting at the annual meeting (excluding abstentions and broker non-votes, which are not deemed present and voting for this purpose) is necessary for the approval of the proposal.

         The Board of Directors recommends shareholders vote FOR adoption of the Amended and Restated Stock Compensation Plan For Non-Employee Directors (1997).

4.  OTHER BUSINESS

         The Board of Directors knows of no other business to be acted upon at the meeting. However, if any other business properly comes before the meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their judgment.


                    DATE OF RECEIPT OF SHAREHOLDER PROPOSALS
                   FOR PRESENTATION AT THE 1998 ANNUAL MEETING


         Any proposal that a shareholder wishes to present for consideration at the 1998 Annual Meeting must be received by the Company at its principal executive offices no later than December 15, 1997, for evaluation as to inclusion in the Proxy Statement in connection with such meeting.

         You are urged to promptly vote, sign, date and return the enclosed proxy in the postage-paid envelope provided whether or not you currently plan to attend the meeting in person.


                                            By Order of the Board of Directors



                                            THOMAS E. FEIL
                                            Chairman and Chief Executive Officer


Dated: April 14, 1997

                          EXHIBIT A TO PROXY STATEMENT

                AMENDED AND RESTATED STOCK COMPENSATION PLAN FOR
                          NON-EMPLOYEE DIRECTORS (1997)

    This is the Amended and Restated Stock Compensation Plan for Non-Employee Directors (1997) of V Band Corporation (the "Plan").

         1. Purpose. The purpose of the Plan is to attract and retain outstanding non-employee directors for V Band Corporation (the "Company") by enabling them to participate in the Company's growth by electing to receive all or a portion of director compensation in shares of the Company's Common Stock.

         2. Administration.

               (a) Board of Directors. The Plan shall be administrated by the Board of Directors of the Company (the "Board").

               (b) Rules and Procedures. The Board may make such rules and establish such procedures for the administration of the Plan as it deems appropriate to carry out the purpose of the Plan. The interpretation and application of the Plan or of any rule or procedure, and any other matter relating to or necessary to the administration of the Plan, shall be determined in the sole discretion of the Board, and any such determination shall be final and binding on all persons. All determinations of the Board shall be made by a majority of its members at a meeting duly called pursuant to the provisions of the Company's By-laws. The Board may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable.

               (c) Costs and Expenses. All costs and expenses involved in administering the Plan shall be borne by the Company.

               (d) Eligibility. Eligibility for participation in the Plan is limited to persons serving as directors of the Company who are not employees of the Company or any subsidiary.

               (e) Capital Adjustments. In the event that the Board shall determine that any reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, spin-off or a similar corporate transaction affects the shares of stock to be delivered hereunder such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of non-employee directors under the Plan, the Board shall make such equitable changes or adjustments as it deems necessary to the maximum number or class of shares available under the Plan, and the number or class of shares of stock to be delivered hereunder.

         3. Stock Available for Plan. Shares of stock available for issuance pursuant to the Plan may be either authorized but unissued shares or shares which have been or may be reacquired by the Company, including treasury shares of the Company's Common Stock. An aggregate of 150,000 shares of the Company's Common Stock shall be made available for issuance under the Plan.

         4. Election to Receive Shares.

               (a)  Exercise of Election.

                  (i) Prior to November 1, 1997. At any time prior to the date cash compensation would otherwise be payable to a non-employee director for his or her services as a director (such compensation includes annual retainer fees, fees for service as a member of a committee of the Board of Directors, and any fees earned for attendance at a meeting, and is hereinafter referred to as "Compensation"), prior to November 1, 1997 such non-employee may make an election to have all or a portion of his or her Compensation paid by the Company by means of the issuance of the Company's Common Stock rather than cash. Such election shall be made by providing the Company's Secretary with notice of such election, which may, but need not, be in writing (the "Notice of Election"). Any such election made by a non-employee director shall be effective with respect to all Compensation payable to such non-employee director after receipt of the Notice of Election by the Company's Secretary and prior to November 1, 1997 until such time as such non-employee director has provided a new Notice of Election or has notified the Company that he or she no longer wishes to have all or a portion of the Compensation paid by the Company by means of the issuance of the Company's Common Stock.

                  (ii) Fiscal Year 1998 and Thereafter. For each fiscal year of the Company commencing on or after November 1, 1997, each non-employee director may elect to have all or a portion of his or her Compensation paid by the Company during such fiscal year by means of the issuance of the Company's Common Stock rather than cash. Any such election shall be irrevocable and shall be made in writing no later than the last day of the preceding fiscal year. Such shares shall be delivered to each director making such election by the end of the fiscal year for which the election is made.

            (b) Determination of Number of Shares. The number of shares of the Company's Common Stock to be issued to a non-employee director who has delivered a Notice of Election pursuant to this Plan shall be determined by dividing (i) the amount of Compensation to be paid by means of the issuance of the Company's Common Stock, by (ii) the Fair Market Value of the Company's Common Stock on the Payment Date. For the purposes of this Plan (i) the term "Fair Market Value" shall mean the last sale price for the day for which the Fair Market Value is to be determined based upon quotations in the over-the-counter market as reported by NASDAQ and (ii) the term "Payment Date" shall mean the date the Compensation would have otherwise been paid in cash. The resulting number of shares shall be rounded to the nearest whole share.

            (c) Issuance of Shares. By the last day of each fiscal year of the Company, a certificate or certificates representing the number of shares to be issued to each non-employee director shall be registered in the name of such non-employee director and shall be delivered to such non-employee director at his or her address as it appears in the Company's records. Such non-employee director shall not be considered, or have any of the rights and privileges of, a shareholder of the Company with respect to such shares issuable to him or her unless and until certificates for such shares shall have been registered and issued to him or her.

         5. Listing, Registration, and Legal Compliance. Each issuance of shares of the Company's Common Stock pursuant to this Plan shall be subject to the requirement that if at any time counsel to the Company shall determine that the listing, registration or qualification of such shares upon any securities exchange or under any foreign, federal or state securities law or other law or regulation, or the consent or approval of any governmental body or the taking or any other action to comply with or otherwise with respect to any such law or regulation, is necessary or desirable as a condition to or in connection with such issuance of shares of the Company's Common Stock, no such issuance may be made or implemented unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained free of any conditions not acceptable to the Company.

         6. No Obligation to Nominate. Nothing contained in this Plan shall be deemed to create any obligation on the part of the Board of Directors to nominate any director for re-election by the Company's shareholders.

         7. Amendment; Termination. The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided, however, no amendment which requires shareholder approval under applicable state laws, under the rules of any securities exchange on which the shares may be listed, or in order for the Plan to continue to comply with Rule 16b-3 shall be effective unless the same shall be approved by the requisite vote of the shareholders` of the Company.

         8. Term of Plan. The Plan shall become effective on September 23, 1996 and shall terminate on October 31, 2007, unless sooner terminated by the Board.

         9. No Transfer of Rights. No right under the Plan shall be transferable or otherwise subject to anticipation, sale, assignment, pledge, encumbrance or charge, except by will or the law of descent and distribution.

                                 REVOCABLE PROXY
                                VBAND CORPORATION

        [ X ] PLEASE MARK VOTES AS IN THIS EXAMPLE

                       1997 ANNUAL MEETING OF SHAREHOLDERS
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
  The undersigned hereby appoints Thomas E. Feil and Mark R. Hahn, and each of them, with power of substitution, as proxies, to appear and vote, as designated below, all of the shares of the Common Stock, $.01 par value per share, of V Band Corporation (the "Company"), held of record by the undersigned on March 31, 1997, at the Annual Meeting of Shareholders to be held at 10:00 a.m. on May 14, 1997, and any adjournments thereof.

1. Election of Directors:

Thomas E. Feil, Luke P. La Valle, Jr., Thomas H. Lenagh,  Brian S. North, Joseph
M. O'Donnell, A. Eugene Sapp, Jr., J. Stephen Vanderwoude

     [   ] FOR           [   ] WITHHOLD             [   ] FOR ALL EXCEPT

INSTRUCTION: To withhold your vote for any nominee(s), mark "For All Except" and write that nominee's name on the line below

--------------------------------------------------------------------------------

2. Approve the retention of Deloitte & Touche LLP as independent auditors for the Company for the 1997 fiscal year:

     [   ] FOR           [   ] AGAINST          [   ] ABSTAIN

3. Approve the adoption of the Company's Amended and Restated Stock Compensation Plan for Non-Employee Directors (1997):

     [   ] FOR           [   ] AGAINST          [   ] ABSTAIN

4. Other Matters:
   In their discretion the proxies are authorized to vote upon such other business as may legally come before the meeting, although management of the Company was not aware on April 14, 1997 of any other business to be considered; and providing that in no event shall such discretionary authority extend to my vote for the election of any person to any office for which a nominee is not named in the accompanying proxy statement.

The shares represented by this proxy will be voted in the manner directed. In the absence of any direction, the shares will be voted FOR each nominee listed in proposal 1, FOR proposal 2, FOR proposal 3 and at the discretion of the proxies as to other matters.

          Please be sure to sign and date this Proxy in the box below.


                              _____________________
                                      Date

                          _____________________________
                              Stokholder sign above

                          _____________________________
                          Co-holder (if any) sign above

   Detach above card, sign, date and mail in postage paid envelope provided.



                               V BAND CORPORATION
                                 565 Taxter Road
                            Elmsford, New York 10523



                               PLEASE ACT PROMPTLY
                  MARK, SIGN, DATE & MAIL YOUR PROXY CARD TODAY

WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT. IF YOU ATTEND, YOU MAY VOTE IN PERSON IF YOU DESIRE.